UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2007

BIOPHAN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-26057	82-0507874
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

15 Schoen Place, Pittsford, New York 14534
(Address of principal executive offices) (Zip Code)

Copies to:
Gregory Sichenzia, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2006, Biophan Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with ten independent private investors. Pursuant to the Purchase Agreement, the Company issued an aggregate of $7,250,000 face amount Senior Secured Convertible Notes (the "Notes") to the investors.

The Notes are convertible at any time at the option of the holders into shares of the Company’s common stock based upon a price of $0.67 per share (the "Conversion Price"). Interest on the outstanding principal amount under the Notes is payable quarterly at a rate equal to the six-month London InterBank Overnight Rate plus 500 basis points, with a minimum rate of 10% per annum and a maximum rate of 12% per annum, payable at the option of the Company in cash or shares of our common stock registered for resale under the Securities Act of 1933, as amended (the "Securities Act"). If the Company elects to make an interest payment in common stock, the number of shares issuable by the Company will be based upon the lower of (i) 90% of the 20-day trailing volume weighted average price per share as reported on Bloomberg LP (the "VWAPS") or (ii) the Conversion Price. Principal on the Notes amortizes and payments are due in 33 equal monthly installments commencing four months following issuance of the Notes, and may be made at the option of the Company in cash or shares of the Company’s common stock registered for resale under the Securities Act. If the Company elects to make a principal payment in common stock, the number of shares issuable by the Company will be based upon the lower of (i) 87.5% of the 15-day trailing VWAPS prior to the principal payment date or (ii) the Conversion Price.

The obligations of the Company under the Notes are secured by a first priority security interest in substantially all of our assets pursuant to a Security Agreement dated as of October 11, 2006 between the Company and Iroquois, as agent for the investors (the "Security Agreement").

As further consideration to the investors, the Company issued one-year warrants to purchase an aggregate of 10,820,896 shares of our common stock at a price of $0.67 per share. If the investors elect to exercise these one-year warrants, they will also receive additional five-year warrants to purchase shares of the Company’s common stock equal to the number of shares purchased under the one-year warrants, with 50% of the additional warrants having an exercise price of 115% of the per share purchase price, and the remaining 50% of the additional five-year warrants having an exercise price of 125% of the per share purchase price. The Company also issued to the investors two series of five-year warrants to purchase an aggregate of 10,820,896 shares of the Company’s common stock. The first five-year warrants allow for the purchase of 5,410,498 shares of the Company’s common stock at an exercise price of $0.81 per share, and the second five-year warrants allow for the purchase of 5,410,498 shares of our common stock at an exercise price of $0.89 per share. The warrants contain anti-dilution protection that should the Company issue equity or equity-linked securities at a price per common share below the exercise price of the five-year warrants, will automatically adjust the exercise price of the warrants to the price at which the Company issue such equity or equity-linked securities.

On October 3, 2007, the Company entered into Amendment No. 1 to Securities Purchase Agreement, Senior Secured Convertible Notes, Warrants and Security Agreement (the “Amendment”) with the independent private investors.

Pursuant to the Amendment, the Company agreed to amend the Notes to provide that even if the Company elects to make a monthly installment payment in cash, the holder will have the right to convert any portion of the Note into common stock of the Company and apply the number of shares the holder would have received had the Company elected to make payment in common stock. In addition, the Conversion Price was reduced to $0.15. The Amendment also amended the warrants to reduce the exercise prices of the various warrants to $0.23. In exchange for the foregoing the investors released certain intellectual property for the Security Agreement, allowing the Company to transfer and sell such intellectual property.

In the Amendment, the Company also agreed to certain spending covenants in connection with the proceeds it will receive from the sale of the intellectual property under the Intellectual Property Assignment Agreement dated as of August 6, 2007 by and between Biophan and Medtronic, Inc . The Amendment also granted certain additional rights to the investors related to Biophan’s majority owned subsidiary Myotech, LLC including the right to consent to the appointment of Biophan's representatives to Myotech’s Board of Directors.

Simultaneously with the transaction, the Company and Michael L. Weiner entered into a Severance Agreement and Covenants pursuant to which Mr. Weiner would receive $100,000 in cash and $250,000 worth of shares of the Company’s common stock in connection with his resignation as President and a member of the Board of Directors of the Company.

Item 9.01 Exhibits.

Exhibit Number	Description
4.1
Securities Purchase Agreement, dated October 11, 2006, by and among Biophan Technologies, Inc. and those Purchasers named therein (incorporated by reference to the exhibits to Registrants Form 8-K filed on October 13, 2006).

4.2
Form of Senior Secured Convertible Notes due October 11, 2009 to be issued pursuant to the Securities Purchase Agreement, dated October 11, 2006, by and among Biophan Technologies, Inc. and those Purchasers named therein (incorporated by reference to the exhibits to Registrants Form 8-K filed on October 13, 2006).

4.3
Form of Five-Year Warrants to be issued pursuant to the Securities Purchase Agreement, dated October 12, 2006, by and among Biophan Technologies, Inc. and those Purchasers named therein (incorporated by reference to the exhibits to Registrants Form 8-K filed on October 13, 2006).

4.4
Form of One-Year Warrants to be issued pursuant to the Securities Purchase Agreement, dated October 12, 2006, by and among Biophan Technologies, Inc. and those Purchasers named therein (incorporated by reference to the exhibits to Registrants Form 8-K filed on October 13, 2006).

4.5	Amendment No. 1 to Securities Purchase Agreement, Senior Secured Convertible Notes, Warrants and Security Agreement, by and among Biophan Technologies, Inc. and those Purchasers named therein.
4.6	Consent and Authorization Agreement, dated October 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHAN TECHNOLOGIES, INC.

Dated: October 5, 2007	By:	/s/ John F. Lanzafame
Name: John F. Lanzafame
Title: Chief Executive Officer